Exhibit 99.1

FOR IMMEDIATE RELEASE

SANMINA-SCI ANNOUNCES FOURTH QUARTER AND FISCAL YEAR END RESULTS

SAN JOSE, CA (November 4, 2009) - Sanmina-SCI Corporation (the “Company”/ Nasdaq GS: SANM), a leading global Electronics Manufacturing Services (EMS) company, today reported financial results for the fourth quarter and fiscal year ended October 3, 2009.

Fourth Quarter Fiscal 2009 Highlights

•                  Revenue of $1.35 billion, exceeded outlook of $1.2 - $1.3 billion

•                  GAAP gross margin of 7 percent, 70 basis point sequential improvement

•                  Non-GAAP gross margin of 7.1 percent, 70 basis point sequential improvement

•                  Cash flow from operations was $45.8 million

•                  Ending cash balance of $899.2 million

Revenue for the fourth quarter was $1.35 billion, up 12 percent, compared to $1.21 billion in the prior quarter ended June 27, 2009. Revenue for the fiscal year ended October 3, 2009 was $5.18 billion, compared to $7.20 billion for the year ended September 27, 2008.

GAAP Financial Results(1)(3)

GAAP net loss in the fourth quarter was $32.3 million, a diluted loss per share of $0.41, compared to a net loss of $41.1 million and a diluted loss per share of $0.51 in the prior quarter. GAAP net loss for the full year was $136.2 million, a diluted loss per share of $1.65, compared to net loss of $511.3 million, a diluted loss per share of $5.78 in fiscal 2008.

Non-GAAP Financial Results(1)(2)(3)

Non-GAAP gross profit in the fourth quarter was $96.4 million, or 7.1 percent of revenue, up 70 basis points, compared to gross profit of $77.1 million, or 6.4 percent of revenue in the third quarter. Non-GAAP gross profit for the fiscal year 2009 was $339.9 million, or 6.6 percent of revenue, compared to gross profit of $531.2 million, or 7.4 percent for the fiscal year 2008.

Non-GAAP operating income was $34.5 million, or 2.6 percent of revenue, up 120 basis points, compared to $17.1 million, or 1.4 percent of revenue in the prior quarter.  Non-GAAP operating income for fiscal 2009 was $94.3 million, or 1.8 percent of revenue, compared to $205.6 million, or 2.9 percent of revenue for fiscal 2008.

Non-GAAP net income in the fourth quarter was $94 thousand, a diluted earnings per share of $0.00, compared to a net loss of $10.9 million and $0.14 diluted loss per share in the prior quarter. Non-GAAP net loss for the full year was $42.5 million, $0.52 diluted loss per share, compared to net income of $69.6 million, a diluted earnings per share of $0.79 in fiscal 2008.

	Three Month Periods			Twelve Month Periods
(In millions, except per share data)	Q4:2009	Q3:2009	Q4:2008(3)	FY:2009	FY:2008(3)

GAAP:
Revenue	$1,354.0	$1,209.2	$1,703.6	$5,177.5	$7,202.4
Net income (loss)	$(32.3)	$(41.1)	$(473.9)	$(136.2)	$(511.3)
Earnings (loss) per share(1)	$(0.41)	$(0.51)	$(5.35)	$(1.65)	$(5.78)
Non-GAAP(2):
Revenue	$1,354.0	$1,209.2	$1,703.6	$5,182.5	$7,202.4
Gross profit	$96.4	$77.1	$132.8	$339.9	$531.2
Gross margin	7.1%	6.4%	7.8%	6.6%	7.4%
Operating income	$34.5	$17.1	$59.3	$94.3	$205.6
Operating margin	2.6%	1.4%	3.5%	1.8%	2.9%
Net income (loss)	$0.1	$(10.9)	$24.0	$(42.5)	$69.6
Earnings (loss) per share(1)	$0.00	$(0.14)	$0.27	$(0.52)	$0.79

“I am pleased with Sanmina-SCI’s progress despite a challenging economy and optimistic that the worst is now behind us.  We delivered solid results for the quarter with 12 percent growth in revenue and 70 basis point improvement in gross margin over the prior quarter.   We expect to further expand margins through our diversified end-markets, efficient manufacturing processes and increase in demand.  Our new business strategy and lean cost structure offer distinct advantages to our customers that differentiate us from the competition and position us for future profitable growth,” stated Jure Sola, Chairman and Chief Executive Officer.

Debt Redemption

On October 15, 2009 the Company called for redemption on November 16, 2009 of all of its outstanding Senior Floating Rate Notes due 2010.  The aggregate principal amount of the Notes currently outstanding is $175.7 million.  Upon redemption, holders of the Notes will receive the principal amount of the Notes plus accrued and unpaid interest thereon to but excluding the redemption date. The Company plans to fund the redemption using existing cash resources.  The Company’s next debt maturity is 2013.

First Quarter Fiscal 2010 Outlook

The following forecast is for the first fiscal quarter ending January 2, 2010.  These statements are forward-looking and actual results may differ materially.

•                  Revenue between $1.35 billion to $1.45 billion

•                  Non-GAAP diluted earnings per share between $0.10 to $0.15

(1)Earnings Per Share Calculation

The Company completed a reverse split of its common stock at a ratio of one for six, effective August 14, 2009. Earnings per share data contained in this release for periods prior to such date have been calculated on a post split basis.

(2)Non-GAAP Financial Information

In the commentary set forth above and/or in the financial statements included in this earnings release, we present the following non-GAAP financial measures:  revenue, gross profit, gross margin, operating income, operating margin, net income (loss) and earnings (loss) per share.  In computing each of these non-GAAP financial measures, we exclude charges or gains relating to: stock-based compensation expenses, restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets), integration costs (consisting of costs associated with the integration of acquired businesses into our operations), impairment charges for goodwill and intangible assets, amortization expense and other infrequent or unusual items (including charges for customer bankruptcy reorganizations), to the extent material or which we consider to be of a non-operational nature in the applicable period.  See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release and is also available on the Investor Relations section of our website at www.sanmina-sci.com.  Sanmina-SCI provides first quarter outlook information only on a non-GAAP basis due to the inherent uncertainties associated with forecasting the timing and amount of restructuring, impairment and other unusual and infrequent items.

(3)Basis of Presentation for Continuing Operations

The Company completed the sale of the assets of its personal computing business and associated logistics services in two transactions that closed on June 2, 2008 and July 7, 2008, respectively.  The Company has reported this line of business as a discontinued operation in the financial statements that accompany this press release.  Therefore, results for fiscal 2008 are based on continuing operations.

Company Conference Call Information

Sanmina-SCI will hold a conference call regarding this announcement on Wednesday, November 4, 2009 at 5:00 p.m. ET (2:00 p.m. PT). The access numbers are: domestic 877-273-6760 and international 706-634-6605.  The conference will also be broadcast live over the Internet.  You can log on to the live webcast at www.sanmina-sci.com.  Additional information in the form of a slide presentation is available by logging onto Sanmina-SCI’s website at www.sanmina-sci.com.   A replay of today’s conference call will be available for 48-hours.  The access numbers are: domestic 800-642-1687 and international 706-645-9291, access code is 35607075.

About Sanmina-SCI

Sanmina-SCI Corporation is a leading electronics contract manufacturer serving the fastest-growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina-SCI provides end-to-end manufacturing solutions, delivering superior quality and support to OEMs primarily in the communications, defense and aerospace, industrial and medical instrumentation, multimedia, enterprise computing and storage, renewable energy and automotive technology sectors. Sanmina-SCI has facilities strategically located in key regions throughout the world. More information regarding the company is available at http://www.sanmina-sci.com.

Sanmina-SCI Safe Harbor Statement

Certain statements contained in this press release, including the Company’s expectations for future revenue, earnings per share and continued margin improvement constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, including continued deterioration of the market for the Company’s customers’ products and the global economy as a whole, which could negatively impact the Company’s revenue and the Company’s customers’ ability to pay for the Company’s products; customer bankruptcy filings; the sufficiency of the Company’s cash position and other sources of liquidity to operate and expand its business; impact of the restrictions contained in the Company’s credit agreements and indentures upon the Company’s ability to operate and expand its business; competition negatively impacting the Company’s revenues and margins; any failure of the Company to effectively assimilate acquired businesses and achieve the anticipated benefits of its acquisitions; the need to adopt future restructuring plans as a result of changes in the Company’s business; and the other factors set forth in the Company’s quarterly reports for fiscal 2009 and annual report for fiscal 2008 filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Sanmina-SCI Contact

Paige Bombino

Director, Investor Relations

408-964-3610

Press Release Financials	SANMINA-SCI 2700 North First Street San Jose, CA 95134 Tel: 408-964-3610

Sanmina - SCI Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(GAAP)

	October 3,	September 27,
	2009	2008
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$899,151	$869,801
Accounts receivable, net	668,474	986,312
Inventories	761,391	813,359
Prepaid expenses and other current assets	78,128	100,399
Assets held for sale	68,902	43,163
Total current assets	2,476,046	2,813,034

Property, plant and equipment, net	543,497	599,908
Other non-current assets	104,354	117,785
Total assets	$3,123,897	$3,530,727

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$780,876	$908,151
Accrued liabilities	140,926	191,022
Accrued payroll and related benefits	98,408	139,522
Current portion of long-term debt	175,700	—
Total current liabilities	1,195,910	1,238,695

Long-term liabilities:
Long-term debt	1,262,014	1,481,985
Other	122,833	114,089
Total long-term liabilities	1,384,847	1,596,074

Total stockholders’ equity	543,140	695,958
Total liabilities and stockholders’ equity	$3,123,897	$3,530,727

Press Release Financials	SANMINA-SCI
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(GAAP)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	October 3, 2009	September 27, 2008	October 3, 2009	September 27, 2008

Net sales	$1,353,960	$1,703,579	$5,177,481	$7,202,403
Cost of sales	1,259,630	1,572,688	4,855,003	6,678,297
Gross profit	94,330	130,891	322,478	524,106

Operating expenses:
Selling, general and administrative	60,315	71,206	238,194	317,045
Research and development	3,962	4,815	16,685	19,546
Amortization of intangible assets	1,072	1,650	4,817	6,600
Restructuring and integration costs	18,316	13,322	57,260	81,376
Impairment of goodwill and other assets	2,944	481,999	10,178	483,699
Total operating expenses	86,609	572,992	327,134	908,266

Operating income (loss)	7,721	(442,101)	(4,656)	(384,160)

Interest income	459	4,726	6,499	19,744
Interest expense	(30,302)	(30,296)	(116,988)	(127,231)
Other income (expense), net	(5,609)	(4,211)	2,575	1,316
Interest and other expense, net	(35,452)	(29,781)	(107,914)	(106,171)

Loss from continuing operations before income taxes	(27,731)	(471,882)	(112,570)	(490,331)

Provision for income taxes	4,554	2,033	23,652	21,005

Net loss from continuing operations	(32,285)	(473,915)	(136,222)	(511,336)

Net income (loss) from discontinued operations, net of tax	—	(11,264)	—	24,987
Net loss	$(32,285)	$(485,179)	$(136,222)	$(486,349)

Basic and diluted income (loss) per share from:
Continuing operations	$(0.41)	$(5.35)	$(1.65)	$(5.78)
Discontinued operations	$—	$(0.13)	$—	$0.28
Net loss	$(0.41)	$(5.48)	$(1.65)	$(5.50)

Weighted-average shares used in computing basic and diluted per share amounts:	78,604	88,537	82,528	88,454

Press Release Financials	SANMINA-SCI
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Sanmina - SCI Corporation

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	October 3, 2009	June 27, 2009	September 27, 2008	October 3, 2009	September 27, 2008

GAAP Revenue	$1,353,960	$1,209,150	$1,703,579	$5,177,481	$7,202,403
Adjustments
Customer bankruptcy reorganization (1)	—	—	—	5,000	—
Non-GAAP Revenue	$1,353,960	$1,209,150	$1,703,579	$5,182,481	$7,202,403

GAAP Gross Profit	$94,330	$75,760	$130,891	$322,478	$524,106
GAAP gross margin	7.0%	6.3%	7.7%	6.2%	7.3%
Adjustments
Stock compensation expense (2)	2,028	1,316	1,704	7,209	6,556
Amortization of intangible assets	24	—	233	257	970
Stock option investigation costs	—	—	—	—	(408)
Customer bankruptcy reorganization (1)	—	—	—	10,000	—
Non-GAAP Gross Profit	$96,382	$77,076	$132,828	$339,944	$531,224
Non-GAAP gross margin	7.1%	6.4%	7.8%	6.6%	7.4%

GAAP operating income (loss)	$7,721	$(1,147)	$(442,101)	$(4,656)	$(384,160)
GAAP operating margin	0.6%	-0.1%	-26.0%	-0.1%	-5.3%
Adjustments
Stock compensation expense (2)	4,470	3,036	3,735	15,994	13,936
Amortization of intangible assets	1,096	1,072	1,883	5,074	7,570
Stock option investigation	—	—	467	450	3,152
Customer bankruptcy reorganization (1)	—	—	—	10,000	—
Restructuring and integration costs	18,316	14,135	13,322	57,260	81,376
Impairment of goodwill and other assets	2,944	52	481,999	10,178	483,699
Non-GAAP operating income	$34,547	$17,148	$59,305	$94,300	$205,573
Non-GAAP operating margin	2.6%	1.4%	3.5%	1.8%	2.9%

GAAP net loss	$(32,285)	$(41,126)	$(485,179)	$(136,222)	$(486,349)
Adjustments
Net loss (income) from discontinued operations, net of tax	—	—	11,264	—	(24,987)

GAAP net loss - continuing operations	(32,285)	(41,126)	(473,915)	(136,222)	(511,336)
Adjustments - continuing operations:
Operating income adjustments (see above)	26,826	18,295	501,406	98,956	589,733
Net gain on derivative financial instruments and other (3)	—	—	—	(4,993)	—
Impairment of long-term investment	825	2,706	—	4,531	—
Gain on sale of assets	—	—	—	—	(2,622)
(Gain) / loss on repurchase of debt (4)	4,945	—	—	(8,545)	2,237
Discrete tax item (5)	—	10,146	—	10,146	—
Nonrecurring tax items	(217)	(919)	(3,464)	(6,394)	(8,418)
Non-GAAP net income (loss) - continuing operations	$94	$(10,898)	$24,027	$(42,521)	$69,594

Non-GAAP Basic Income (Loss) Per Share:
Continuing operations	$0.00	$(0.14)	$0.27	$(0.52)	$0.79

Non-GAAP Diluted Income (Loss) Per Share:
Continuing operations	$0.00	$(0.14)	$0.27	$(0.52)	$0.79

Weighted-average shares used in computing Non-GAAP per share amounts:
Basic	78,604	80,051	88,537	82,528	88,454
Diluted	79,209	80,051	88,609	82,528	88,504

(1)          Relates to revenue reversal and inventory reserves associated with a customer’s bankruptcy reorganization announcement.

(2)          Stock compensation expense was as follows:

	Three Months Ended			Twelve Months Ended
	October 3, 2009	June 27, 2009	September 27, 2008	October 3, 2009	September 27, 2008

Cost of sales	$2,028	$1,316	$1,704	$7,209	$6,556
Selling, general and administrative	2,324	1,673	1,951	8,446	7,073
Research and development	118	47	80	339	307
Stock compensation expense - continuing operations	4,470	3,036	3,735	15,994	13,936
Discontinued operations	—	—	51	—	401
Stock compensation expense - total company	$4,470	$3,036	$3,786	$15,994	$14,337

(3)          Relates primarily to a gain on interest rate swaps not accounted for as hedging instruments during a portion of Q1 FY09 due to termination of a swap

(4)          Includes write-off of unamortized debt issuance costs and OCI on dedesignated portion of interest rate swap in Q4 FY09

(5)          Represents the establishment of a reserve related to a disputed tax position.

Schedule I

The tables contained above include non-GAAP measures of revenue, gross profit, gross margin, operating income, operating margin, net income and earnings per share.  Management excludes from these measures stock-based compensation, restructuring and integration expenses, impairment charges, amortization charges and other infrequent items, including customer bankruptcy impacts, to the extent material or which we consider to be of a non-operational nature in the applicable period.

Management excludes these items principally because such charges are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of Company’s operations, both internally and externally, (2) guide management in assessing performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of the ongoing, core business. The material limitations to management’s approach include the fact that the charges and expenses excluded are nonetheless charges required to be recognized under GAAP. Management compensates for these limitations primarily by using GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results back to GAAP in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of stock options and unvested restricted stock units granted to employees, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of stock options in each quarter. In addition, given the fact that competitors grant different amounts and types of equity award and may use different option valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring and Integration Costs, which consist of severance, lease termination, exit costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the integration of acquired businesses into our operations, are excluded because such charges (1) can be driven by the timing of acquisitions which are difficult to predict, (2) are not directly related to ongoing business results and (3) do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges resulting primarily from the Company’s net book value exceeding its market capitalization due to weak macroeconomic conditions, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity or availability under its credit facilities. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Items, which consist of other infrequent or unusual items (including charges for customer bankruptcy reorganizations and discrete tax events), to the extent material or non-operational in nature, are excluded because such items are typically non-recurring, difficult to predict and generally not directly related to the Company’s ongoing core operations. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.